UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

Morgan Stanley Direct Lending Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01332	84-2009506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway		10036
New York, NY
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

On September 22, 2023, DLF Financing SPV LLC (“DLF LLC”), a Delaware limited liability company and a wholly owned subsidiary of Morgan Stanley Direct Lending Fund (the “Company”), entered into (i) an amendment (the “Third Amendment to CSA”) to that certain Revolving Credit and Security Agreement, dated as of October 14, 2020, as amended from time to time (the “BNP Funding Facility”), by and among DLF LLC, as the borrower, the Company, as the equityholder and servicer, BNP Paribas, as the administrative agent, U.S. Bank Trust Company, National Association, as the collateral agent, and the lenders party thereto and (ii) amendments to, or entry into, various supporting documentation, including certain fee letters (together with the Third Amendment to CSA, the “Third Amendment”). The Third Amendment, among other things, (i) extended the reinvestment period to the date that is three years after the date of the Third Amendment, (ii) made certain adjustments to the borrowing base advance rates, (iii) increased the applicable margin on borrowings during the reinvestment period to 2.85% (from a range between 1.95% and 2.75%) and, after the reinvestment period to 3.35% (from a range between 2.45% and 3.25%), (iv) revised certain concentration limitations and eligibility criteria, (v) revised certain lender consent thresholds, (vi) added an interest coverage test requirement, (vii) changed certain thresholds applicable to revaluation events, and (viii) changed the applicable benchmark from LIBOR to Term SOFR (USD) or Adjusted Cumulative Compounded SONIA (GBP), as applicable, and implemented benchmark replacement mechanics with respect to CDOR. The other material terms of the BNP Funding Facility remain unchanged.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On September 28, 2023, the Company disclosed the below information.

Dividends

On September 26, 2023, the board of directors of the Company declared a regular distribution to stockholders in the amount of $0.50 per share, representing an annualized distribution yield of approximately 9.9%(1) and a supplemental distribution to the stockholders in the amount of $0.10 per share, representing an annualized distribution yield of approximately 2.0%(1). The distributions will be payable on or around October 25, 2023 to stockholders of record as of September 26, 2023.

Investment Activity

During the period from July 1, 2023 through September 26, 2023, the Company made new investment commitments of approximately $195.1 million. New investment commitments were made across 7 new and 12 existing portfolio companies and were comprised of approximately 99.3% of first lien debt and approximately 0.7% of other securities.

(1) Annualized dividend yield is calculated by dividing the declared dividend by the weighted average of the net asset value at the beginning of the quarter, the capital called and dividend reinvested during the quarter and annualizing over 4 quarterly periods.

Item 9.01. Financial Statements and Exhibits

*10.1 Amendment No. 3 to Revolving Credit and Security Agreement, dated as of September 22, 2023, among DLF Financing SPV LLC, as borrower, the lenders from time to time parties thereto, BNP Paribas, as administrative agent and lender, Morgan Stanley Direct Lending Fund, as equity holder and servicer, and U.S. Bank National Association, as collateral agent

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2023	MORGAN STANLEY DIRECT LENDING FUND

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer